Exhibit 10.13

ALLIEDBARTON SUPPLEMENTAL EXECUTIVE
RETIREMENT PLAN

EFFECTIVE AS OF JANUARY 1, 2005

5.	BENEFITS		10
	5.1.	Form, Timing and Amount of Benefits	10
	5.2.	Withholding of Taxes	10
	5.3.	Repayment of Benefits	10
6.	NON-ASSIGNABILITY CLAUSE		10
	6.1.	General Provision	10
	6.2.	Exception for Certain Court Orders	11
7.	ADMINISTRATION		11
	7.1.	Plan Administrator	11
	7.2.	Administration Procedures	11
	7.3.	Claim Procedures	12
	7.4.	Plan Expenses	12
8.	AMENDMENT OR TERMINATION OF PLAN		13
	8.1.	Right to Amend	13
	8.2.	Right to Terminate	13
	8.3.	Status of the Plan Under ERISA; Automatic Termination	13
	8.4.	Effect of Termination	13
9.	MISCELLANEOUS		13
	9.1.	No Contract of Employment	13
	9.2.	No Impact on Terms and Conditions of Employment	13
	9.3.	Severability of Provisions	14
	9.4.	Relationship to Other Benefits	14
	9.5.	Heirs, Assigns and Personal Representatives	14
	9.6.	Headings and Captions	14
	9.7.	Gender and Number	14
	9.8.	Payments to Minors, etc.	14
	9.9.	Method of Payment of Benefits	14
	9.10.	Limitation on Benefits	14
	9.11.	Party Responsible for Payment of Benefits	14
	9.12.	Protection of the Compensation Committee and the Plan Administrator	15
	9.13.	Reliance by the Compensation Committee on Recommendations by the Plan Administrator	15
	9.14.	No Third Party Beneficiaries	15
	9.15.	Governing Law	15

PREAMBLE

Allied Security Holdings LLC hereby establishes the AlliedBarton Supplemental Executive Retirement Plan, effective as of January 1, 2005.  The purpose of this plan is to attract and retain senior level employees by providing for the payment, subject to vesting requirements, of incentive awards, retention awards and other similar awards as deferred compensation to such employees following their termination of employment.  The Plan also provides for the payment of death benefits with respect to participating employees who have received such awards.

1.

DEFINITIONS

1.1.

“Account” shall, with respect to any given Participant, have the meaning provided under Section 2.2 .

1.2.

“Annual Award” shall, with respect to any given Eligible Employee, and with respect to any given Plan Year, have the meaning provided under Section 2.1.

1.3.

“Beneficiary” shall, with respect to any given Participant, mean the person, persons or trust or trusts designated by the Participant by written notice to the Plan Administrator, with respect to whom such person, persons, trust or trusts (as the case may be) is to receive any payment provided for in the Plan in the event of the death of such Participant prior to the receipt thereof by such Participant.  A Participant may also designate a contingent Beneficiary to receive benefits under the Plan in the event that the primary Beneficiary does not survive the Participant.  In the case of a married Participant, (i) there is no requirement that such person’s spouse must be such Participant’s Beneficiary and (ii) the consent of such spouse is not required in order to name someone other than the spouse as the Beneficiary.  If and to the extent that a Participant has made no such designation and no such designation shall be in force and effect at the time of a payment under the Plan, such Participant’s Beneficiary shall be (i) if such Participant shall have a spouse, such Participant’s spouse and (ii) if not, the executors or administrators of such Participant’s estate.  The last such written Beneficiary designation received by the Plan Administrator prior to the Participant’s death shall govern.

1.4.

“Board” shall mean the Board of Managers (or other governing body) of the Company.

1.5.

“Cause” shall, with respect to any given Participant, mean the occurrence of any one of the following:

(a)

gross negligence by such Participant in the performance of such person’s duties and responsibilities (other than any such fiduciary duties) with respect to the Company,

(b)

any breach by such Participant of such person’s fiduciary duties to the Company, which breach continues for a period of thirty (30) days after written notice of such failure is given to the Participant and which breach has a material adverse effect on the Company’s operations, prospects, reputation or business,

(c)

any intentional act or acts or omission or omissions (other than acts or omissions involving business judgment) by such Participant that have a material adverse effect on the Company’s operations, prospects, reputation or business,

(d)

such Participant’s willful failure or refusal to comply with lawful directives of the Board not cured within thirty (30) days after written notice,

(e)

the conviction of such Participant for a felony involving dishonesty by such person,

(f)

fraud or embezzlement involving assets of the Company or other material misappropriation of the Company’s assets or funds, or

(g)

in the event that such Participant has an employment contract with the Company, any breach by such Participant of any confidentiality requirements, non-competition restrictions or non-solicitation restrictions contained therein.

1.6.

“Change in Control” means the occurrence of any of the following events:

(a)

a sale of all or substantially all of the assets of the “Company Offeror” (as defined in the LLC Agreement) to a “Third Party” (as defined in the LLC Agreement);

(b)

the failure of “Mafco” (as defined in the LLC Agreement)  and the “Permitted Transferees” of the Company (as defined in the LLC Agreement), collectively, to (directly or indirectly) maintain “beneficial ownership” (as defined in Rule 13d-3 (“Rule 13d-3”) of the Securities Exchange Act of 1934, as amended) of securities of the Company Offeror representing at least twenty percent (20%) of the combined ordinary voting power of the Company Offeror’s then outstanding securities that are entitled to vote generally; or

(c)

(i) the failure of Mafco and the Permitted Transferees of the Company, collectively, to (directly or indirectly) maintain beneficial ownership of securities of the Company Offeror representing at least fifty percent (50%) of the combined ordinary voting power of the Company Offeror’s then outstanding securities that are entitled to vote generally and (ii) any “person” (as defined in Rule 13d-3) or “persons” acting in concert, is or becomes the beneficial owner, directly or indirectly, of securities of the Company Offeror representing a greater percentage of the combined ordinary voting power of the Company Offeror’s then outstanding securities that are entitled to vote generally than owned by Mafco and the Permitted Transferees of the Company, collectively.

1.7.

“Code” shall mean the Internal Revenue Code of 1986 as the same presently exists, and as it may hereafter be amended or clarified by regulations, rulings, notices or other publications of the Internal Revenue Service having legal effect.

1.8.

“Company” shall:

(a)

for purposes of Sections 1.4, 2.3 and 3.1(a), and Article 5, mean Allied Security Holdings LLC, a Delaware limited liability company, or any legal successor thereto, and

(b)

for all other purposes under the Plan, mean Allied Security Holdings LLC (or any legal successor thereto), together with all other entities which:

(i)

 are directly or indirectly owned by Allied Security Holdings LLC (or any legal successor thereto), and,

(ii)

would, together with Allied Security Holdings LLC (or any legal successor thereto), be treated as a single “employer” pursuant to the provisions of Sections 414(b) or (c) of the Code, if “50%” was substituted for “80%” in applying such Code provisions.

1.9.

“Compensation Committee” shall mean the Compensation Committee of the Board.

1.10.

“Effective Date” shall mean January 1, 2005.

1.11.

“Eligible Employee” shall mean any individual who:

(a)

provides services to the Company as a full-time employee or officer,

(b)

holds the title of “Senior Vice President” or higher of the Company (or is in such other employee category as is established by the Plan Administrator, in the Plan Administrator’s sole and absolute discretion),

(c)

meets all other requirements as may be established by the Plan Administrator, in the Plan Administrator’s sole and absolute discretion, and

(d)

is determined by the Plan Administrator to be member of “a select group of management or highly compensated employees,” within the meaning of Sections 201, 301 and 401 of ERISA.

1.12.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same presently exists, and as it may hereafter be amended or clarified by regulations, rulings, notices or other publications of the Department of Labor having legal effect.

1.13.

“Investment Account” shall have the meaning provided under Section 3.1(a).

1.14.

“LLC Agreement” shall mean the Operating Agreement of Allied Security Holdings LLC, as amended from time to time.

1.15.

“Non-Competition Restriction” shall, with respect to any given Participant, mean that for a period of six months following such person’s Separation from Service such Participant will not, directly or indirectly, whether as a principal, agent, officer, director, employee, consultant, lender or otherwise, for himself or in association with or for the benefit of any other person, firm or entity, own, become interested in or become involved in any manner in any proprietorship, partnership, corporation, firm or other entity which, as part of its business, is engaged in:

(a)

 the sale, solicitation, bid or performance of any security, security guard or investigative service anywhere within a fifty mile radius of any city in which such Participant had conducted business prior to such Separation from Service, or

(b)

any other business activities which are, from time to time during such six month period, being engaged in by the Company;

provided, however, that, in each such case, such Participant shall in all events be permitted to own less than 2% of the issued and outstanding stock in a publicly held entity, as long as the ownership of such stock is for investment purposes only.

1.16.

“Non-Solicitation Restriction” shall, with respect to any given Participant, mean that for a period of six months following such person’s Separation from Service, such Participant will not:

(a)

directly or indirectly, induce, solicit or attempt to influence any employee, agent or representative of the Company to leave the employ of the Company; or

(b)

directly or indirectly, request, advise or suggest to any present or past customer of the Company to withdraw, curtail or cancel any business with the Company, or otherwise solicit any such present or past customer of the Company to terminate, reduce or otherwise alter, to the Company’s detriment, its relationship with the Company.

1.17.

“Participant” shall mean each Eligible Employee for whom an Account is then maintained.

1.18.

“Period of Vesting Service” shall, with respect to any given Participant, mean the period (measured in whole months):

(a)

beginning on the first day of the month coincident with or next following such person’s initial date of employment with the Company, and

(b)

ending on the last day of the month coincident with or next following such person’s Separation from Service provided, however, that (i) in the event that a Participant was employed by a predecessor employer which was acquired by the Company, such person’s initial date of employment for purposes of applying the foregoing clause “(a)” shall be deemed to occur no earlier than the date of the Company’s acquisition of such predecessor employer and (ii) a Participant’s Period of Vesting Service shall in no event include any periods of time prior to March 1, 2003 or any periods of time (whether before, on or after March 1, 2003) during which such person is not described in clause (b) of Section 1.11.

In the event that a Participant has a Separation from Service and is thereafter reemployed by the Company, such person’s Period of Vesting Service prior to such reemployment shall be disregarded for all purposes of the Plan, except to the extent provided to the contrary by the Plan Administrator, in the Plan Administrator’s sole and absolute discretion.

1.19.

“Plan” shall mean the AlliedBarton Supplemental Executive Retirement Plan, as set forth herein and as amended from time to time.

1.20.

“Plan Administrator” shall mean the person or persons (or committee) as shall, from time to time, be so designated by the Compensation Committee.

1.21.

“Plan Year” shall mean the calendar year.

1.22.

“Retirement Benefit Guidelines” shall mean those guidelines set out in Appendix I to the Plan which guidelines (i) may, but need not, be used for the purposes set out in Section 2.1(d) and (ii) shall not be binding upon the Company, the Compensation Committee or the Plan Administrator for any purposes whatsoever under the Plan.

1.23.

“Separation from Service” shall, with respect to any given Participant, mean such person’s termination of employment with the Company, whether on account of voluntary or involuntary termination, death, disability or otherwise.

2.

PLAN PARTICIPATION, CREDITS TO PARTICIPANT ACCOUNTS; NATURE OF ACCOUNTS

2.1.

Annual Awards

(a)

Employees Eligible for Award for Any Given Plan Year; Determining Amount of Award for Any Given Plan Year.  The Compensation Committee shall, in its sole and absolute discretion, separately determine for each Plan Year:

(i)

 those Eligible Employees, if any, who will be granted an award (the “Annual Award”) for that Plan Year, and

(ii)

the amount of the Annual Award to be so granted to each such Eligible Employee for such Plan Year;

provided, however, that an Eligible Employee who has had a Separation from Service at any time during any given Plan Year shall in no event be granted an Annual Award with respect to such Plan Year.

(b)

Timing of Determinations.  With respect to the Plan Year ending December 31, 2005, all determination by the Compensation Committee under the foregoing subsection (a) shall be made as soon as practicable following December 31, 2006, but in no event later than March 31, 2007.  With respect to any given Plan Year ending on or after December 31, 2006, all determinations by the Compensation Committee under the foregoing subsection (a) with respect to such Plan Year shall be made as soon as practicable following the last day of such Plan Year, and in no event later than March 31st of the subsequent Plan Year.

(c)

Date Annual Awards Are Considered Granted.   All Annual Awards determined by the Compensation Committee with respect to the Plan Year ending December 31, 2005 shall be deemed granted as of December 31, 2006.  All Annual Awards granted by the Compensation Committee with respect to any given Plan Year ending on or after December 31, 2006 shall be deemed granted as of such date, no earlier than the last day of such Plan Year and no later than April 30th of the next following Plan Year, as shall be determined by the Compensation Committee, in its sole and absolute discretion; provided, however, that in the event that the Compensation Committee fails to make such a determination with respect to the Annual Awards for any such given Plan Year, all Annual Awards with respect to such Plan Year shall be deemed granted on April 30th of the next following Plan Year.

(d)

Recommendation by the Plan Administrator.  Prior to making its determination for any given Plan Year, the Compensation Committee may, but in no event is required to, take into account any recommendations which may be made by the Plan Administrator regarding (a) those Eligible Employees who should receive an Annual Award for such Plan Year and (b) the amount of the Annual Award which should be granted to each such Eligible Employee for such Plan Year.  In making its recommendation, the Plan Administrator may, but need not, take into account the application of the Retirement Benefit Guidelines with respect to such Eligible Employees.  For the avoidance of doubt, and notwithstanding any other provision of the Plan to the contrary, an Eligible Employee who is the Plan Administrator (or is serving on any committee which has been designated by the Compensation Committee as the Plan Administrator) shall be permitted to participate in making any such recommendation with respect to him or herself.

2.2.

Establishment of Notional Accounts, Credits to Notional Accounts.  With respect to each Eligible Employee, an Account shall be established under the Plan, effective as of the date, determined pursuant to Section 2.1(c), that the first Annual Award is considered granted to such person.  Such Account shall, as provided in Section 2.3, be only a notional account.  The amount to be credited to the Eligible Employee’s Account for any given Plan Year shall be the amount of such Eligible Employee’s Annual Award, if any, for such Plan Year.  An Eligible Employee’s Annual Award with respect to any given Plan Year shall, regardless of when the amount of such award is in fact determined, be deemed credited to such person’s Account as of the date determined pursuant to Section 2.1(c).

2.3.

Nature of Accounts; Claim to Assets.  Notwithstanding any of the foregoing provisions of this Article II, or of any other provision of the Plan to the contrary, no Participant (nor any Beneficiary of a Participant) shall at any time be considered the owner of (or otherwise have any legal interest in) the Account established and maintained with respect to such Participant.  Rather, such Account is a notional account only, maintained solely to establish the amount otherwise payable by the Company to such Participant (or such Participant’s Beneficiary) under the Plan.  All benefits otherwise payable to any Participant, or Beneficiary, shall be payable solely from the general assets of the Company, and to that extent, each Participant and Beneficiary shall be a general creditor of the Company.  In connection therewith,

(a)

any investments, which are, or may be, made by the Company so as to provide a source for the future payment of benefits under the Plan, and

(b)

all income attributable to such investments, if any,

shall remain at all times solely the property and rights of the Company (without being restricted to the provision of benefits under the Plan), subject only to the claims of the Company’s general creditors.

3.

ADJUSTMENT TO ACCOUNTS

3.1.

Earnings Adjustments.

(a)

Establishment of Investment Account.  The Compensation Committee may, in its sole discretion, establish an investment account with respect to the Plan (the “Investment Account”), which account shall be under the investment direction of such investment advisors and investment managers as may, from time to time be designated (or otherwise appointed) by the Compensation Committee for such purpose.  Although the Investment Account, to the extent in fact established by the Compensation Committee, is to be maintained with respect to the Plan, the Investment Account shall be maintained in the name of the Company and, in connection therewith:

(i)

all benefits otherwise payable to any Participant, or Beneficiary, shall be payable solely from the general assets of the Company, and to that extent, each Participant and Beneficiary shall be a general creditor of the Company,

(ii)

any Participant or Beneficiary shall have no claim or right to any of the assets held in the Investment Account (including, for the avoidance of doubt, for all purposes of this subsection (a), any portion of such assets which may be attributable to investment gains), other than any claim which such person may otherwise have as a general creditor of the Company,

(iii)

all assets held in the Investment Account shall remain at all times solely the property of the Company (without being restricted to the provision of benefits under the Plan), subject only to the claims of the Company’s general creditors, and

(iv)

the Compensation Committee may at any time, and from time to time, and without any requirement of giving any notice whatsoever to Participants (or Beneficiaries) transfer assets out of the Investment Account, or terminate the Investment Account in its entirety.

(b)

Transferring Assets to the Investment Account.  To the extent determined by the Compensation Committee in its sole and absolute discretion, the Compensation Committee shall have the right, but not the obligation, with respect to any given Plan Year, to from time to time transfer to the Investment Account assets equal to all, or any portion, of the aggregate Annual Awards with respect to such Plan Year.  Any such transfer of assets with respect to the Annual Awards with respect to any given Plan Year shall be made no earlier than the date as of which such Annual Awards are deemed granted pursuant to Section 2.1(c).

(c)

Earnings Adjustment Based Upon Performance of the Investment Account.  To the extent that assets equal to all, or any portion, of any given Participant’s Annual Award for any given Plan Year are, pursuant to the foregoing provisions of this  Section 3.1, then held under the Investment Account, the Account established for such person shall, from time to time as determined by the Compensation Committee, in its sole discretion, be adjusted by the Compensation Committee (or by such other third party as may be appointed by the Compensation Committee, for such purpose) to reflect the actual investment performance, either positive or negative of the Investment Account for the period then ending.  The investment performance of the Investment Account shall be determined after taking into account the expenses, as determined by the Compensation Committee (or by such other third party as may be appointed by the Compensation Committee, for such purpose) of maintaining the Investment Account (including, for such purpose, the fees and expenses of any investment advisors, investment managers and any other third parties providing services in connection with the Investment Account).

(d)

Earnings Adjustment Based Upon Deemed Interest Rate.  To the extent that assets equal to all, or any portion, of any given Participant’s Annual Award for any given Plan Year are not, pursuant to the foregoing provisions of this Section 3.1, then held under the Investment Account, the Account established for such person shall,  from time to time as determined by the Compensation Committee, in its sole discretion, be increased so as to reflect a “deemed” interest adjustment, based upon a “deemed” interest rate of 7%; provided, however, that such an adjustment with respect to any given Plan Year shall in no event be made with respect to any periods prior to the date as of which such Participant’s Annual Award with respect to such Plan Year was deemed granted pursuant to Section 2.1(c).

(e)

Recommendations by the Plan Administrator.  Prior to making any determinations, making any selections or otherwise taking any other actions, under any of the foregoing provisions of this Section 3.1, the Compensation Committee may, but in no event is required to, take into account any recommendations which may be made by the Plan Administrator in connection therewith.

3.2.

Distribution Adjustments.  Each Participant’s Account shall be reduced for distributions made in accordance with the provisions of Article V.

3.3.

Forfeiture of Accounts.  Notwithstanding the foregoing provisions of this Article III, or any other provision of the Plan to the contrary:

(a)

in the event that a Participant’s Separation from Service is on account of the termination of such person’s employment by the Company for Cause, such person’s entire Account balance (including any portion which is then otherwise vested pursuant to the provisions of Article 4) shall be forfeited, and neither the Participant (nor any other person) shall thereupon be entitled to any benefits under the Plan, and

(b)

in the event that, following a Participant’s Separation from Service for any other reason, such person fails to comply with the Non-Competition Restrictions or the Non-Solicitation Restrictions, the Plan Administrator shall have the authority, in the Plan Administrator’s sole and absolute discretion, to forfeit all (or any portion) of such person’s entire Account balance (including any portion which is then otherwise vested pursuant to the provisions of Article 4), and the amount of the benefit (if any) to which the Participant (or any other person) shall thereupon be entitled to under the Plan shall be determined solely with reference to the portion of such Account balance, to the extent otherwise vested, which has not been so forfeited (as thereafter adjusted pursuant to the provisions of Section 3.1).

3.4.

Account Statements.  Each Participant shall, at least annually, receive a statement showing such person’s Account Balance.   The amounts shown on each such statement (including, for the avoidance of doubt, all earnings adjustment reflected therein) shall be final and conclusive for all purposes of the Plan.

4.

VESTING

4.1.

General Rule.  Each Participant shall initially be 0% vested in the Account established for such person under the Plan and, except as otherwise provided in this Article IV, shall become vested in such Account in accordance with the following schedule:

Period of Vesting Service	Vested Percentage
less than 12 months	0%
between 12 and 23 months	15%
between 24 and 35 months	30%
between 36 and 47 months	45%
between 48 and 59 months	65%
60 or more months	100%

4.2.

Vesting Upon Death.   Notwithstanding the foregoing provisions of Section 4.1, a Participant who has a Separation from Service on account of death shall thereupon be 100% vested in such person’s Account.

4.3.

Vesting Upon a Change in Control.  Notwithstanding the foregoing provisions of Section 4.1, a Participant who remains employed by the Company (or by any affiliate of the Company) at the time of the occurrence of a Change in Control shall thereupon be 100% vested in such person’s Account.

5.

BENEFITS

5.1.

Form, Timing and Amount of Benefits.  No later than March 15th following the last day of the Plan Year in which a Participant has a Separation from Service (but in no event earlier than the lapse of the Non-Competition Restriction and Non-Solicitation Restriction with respect to such Participant), there shall be paid to such Participant (or, in the case of such Participant’s death, to such Participant’s Beneficiary) in a single lump sum, an amount equal to the product of (a) the amount then credited to such Participant’s Account (determined after applying the provisions of Sections 2.2, 3.1, 3.2 and 3.3), as of the date as of which such distribution is processed, multiplied by (b) such Participant’s vested percentage determined under Article IV; provided, however, that a payment to any Participant shall only be made following such Participant’s written acknowledgement, in such form as shall be prescribed by the Plan Administrator for such purpose, of the Plan Administrator’s rights under Section 5.3.  Upon the making of such payment, neither the Participant nor Beneficiary, as the case may be, shall be entitled to any further benefits under the Plan.  Notwithstanding the foregoing provisions of this Section 5.1, or any other provision of the Plan to the contrary, the amount of benefits paid pursuant to the Plan shall not exceed $5,000,000 with respect to any given Participant, nor $12,500,000 with respect to all Participants in the aggregate, without the prior written authorization of the Compensation Committee; provided that the Compensation Committee will review such limits on or before December 31, 2014 (but is under no legal obligation whatsoever to increase either or both of such limits).  For the avoidance of doubt, any amounts which would otherwise be payable to any given Participant’s Beneficiary (or to any other person pursuant to the provisions of Section 6.2 of the Plan) shall be deemed to be amounts otherwise payable to such Participant, for purposes of applying the limitations of the preceding sentence.

5.2.

Withholding of Taxes.  The Company may deduct or withhold from any payments to be made under the Plan any Federal, state, local income or employment taxes as required under applicable laws to be withheld (including under Code Section 409A), or may instead require the Participant or Beneficiary, as the case may be, to pay any such amount, or the balance of any such amount.

5.3.

Repayment of Benefits.  In the event that, following the payment to a Participant pursuant to the foregoing Section 5.1, the Company determines that such person in fact failed to comply with the Non-Competition Restrictions or the Non-Solicitation Restrictions, the Plan Administrator shall have the right, in the Plan Administrator’s sole and absolute discretion, to demand that such Participant repay to the Company in cash the entire amount previously so distributed to such person, together with all costs and expenses (including reasonable attorney’s fees) incurred by the Company is obtaining such repayment.

6.

NON-ASSIGNABILITY CLAUSE

6.1.

General Provision.  Except as may be otherwise provided in Section 6.2, and except as otherwise permitted by applicable law, neither the Participant nor any other person shall have any right to commute, sell, assign, pledge, transfer or otherwise convey or encumber the right to receive any payments hereunder, which payments and rights thereto are expressly declared to be unassignable and non- transferable, nor shall any unpaid benefits be subject to attachment, garnishment or execution for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person or be transferable by operation of law in the event of bankruptcy or insolvency of the Participant or any other person.

6.2.

Exception for Certain Court Orders.  Notwithstanding the foregoing Section 6.1, payment shall be made in accordance with the provisions of any judgment, decree, or order which:

(a)

creates for, or assigns to, a spouse, former spouse, child or other dependent of a Participant the right to receive all or a portion of the Participant‘s benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent,

(b)

is made pursuant to a State domestic relations law,

(c)

does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and

(d)

meets the requirements, as established by the Plan Administrator, for a “qualified domestic relations order.”

All determinations as to whether a judgment, decree or order is a “qualified domestic relations order” shall be made solely by the Plan Administrator.  Any payment pursuant to this Section 6.2 shall be reduced by all amounts which the Company may be required to withhold under applicable Federal, state or local law.

7.

ADMINISTRATION

7.1.

Plan Administrator.  The Plan shall be administered by the Plan Administrator.  All aspects of Plan administration shall be the responsibility of the Plan Administrator, except any such responsibilities which may be specifically delegated to other persons or entities in accordance with provisions herein.

7.2.

Administration Procedures.  The Plan Administrator shall have discretionary authority based on a reasonable interpretation of the Plan to determine the eligibility for benefits and the amount of benefits payable under the Plan, and shall have discretionary authority to construe all terms of the Plan, including uncertain terms, to determine questions of fact and law arising under the Plan and to make such rules as may be necessary for the administration of the Plan.  Any determination by the Plan Administrator (including, but not limited to, any determination made pursuant to Section 6.2 or Section 7.3) shall be given deference in the event it is subject to judicial review, and shall be overturned only if it is arbitrary and capricious or an abuse of discretion, and shall, in all events, be final, conclusive and binding, to the maximum extent permitted by law, on all Eligible Employees, Participants, Beneficiaries and all other persons who may claim entitlement to benefits under the Plan.

7.3.

Claim Procedures.

(a)

The Plan Administrator shall establish procedures for filing claims for benefits and for the appeal and review of claims for benefits which have been denied.

(b)

If a Participant or Beneficiary (or any other person claiming an entitlement  to benefits under the Plan (hereinafter referred to as “Claimant”) is denied any benefits under the Plan, either partially or in total, no later than 90 days after the receipt of such person’s claim by the Plan Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim and if written notice of such extension and circumstances is given to such person within the initial 90-day period), the Plan Administrator shall advise the Claimant in writing of the method of computation of such person’s benefit and the specific reason for the denial.  The Plan Administrator shall also furnish the Claimant at that time with:

(i)

a specific reference to pertinent Plan provisions, if any,

(ii)

a description of any additional material or information needed for the Claimant to perfect such person’s claim and the reason why such additional material or information is necessary, and

(iii)

an explanation of the Plan’s claim review procedure.

(c)

Within 90 days of receipt of the information stated in subsection (b) above, the Claimant shall, if such person desires further review, file a written request for reconsideration with the Plan Administrator.

(d)

So long as the Claimant’s request for review is pending (including the 90 day period in subsection (c) above), the Claimant or such person’s duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Plan Administrator.

(e)

A final and binding decision shall be made by the Plan Administrator within 60 days of the filing by the Claimant of such person’s request for reconsideration; provided, however, that if the Plan Administrator, in its discretion, feels that a hearing with the Claimant or such person’s representative present is necessary or desirable, this period shall be extended an additional 60 days, but only so long as written notice of such extension and the reason therefore is given to such person within the initial 60-day period.

(f)

The Plan Administrator’s decision on reconsideration shall be conveyed to the Claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, with specific references to the pertinent Plan provisions on which the decision is based.

7.4.

Plan Expenses.  Except as otherwise provided to the contrary elsewhere in the Plan, all expenses related to the operation of the Plan shall be paid by the Company.

8.

AMENDMENT OR TERMINATION OF PLAN

8.1.

Right to Amend.  The provisions of the Plan may be amended at any time and from time to time by the Compensation Committee; provided, however, that no amendment shall affect the rights of a Participant or a Beneficiary to the receipt of benefits with respect to any amounts credited to such person’s Account before the time of the amendment; provided, however, that the Compensation Committee shall, in all events, have the right to amend or terminate on a prospective basis the application of the provisions of Section 3.1.

8.2.

Right to Terminate.  The Compensation Committee may, in its sole discretion, and for any reason (or no reason whatsoever), terminate the Plan at any time; provided, however, that no termination shall (except as otherwise provided under Section 8.4, regarding acceleration of payment of benefits on Plan termination) affect the rights of a Participant or a Beneficiary to the receipt of benefits with respect to any amounts credited to such person’s Account before the time of the termination.

8.3.

Status of the Plan Under ERISA; Automatic Termination.  The Plan is intended to provide benefits solely for “management or highly compensated” employees, within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.  Accordingly, the Plan shall automatically terminate and no further amounts may be credited hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel to the Company that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA, which is not so exempt.

8.4.

Effect of Termination.  Upon termination of the Plan, pursuant to either Section 8.2 or Section 8.3, the Account balances of each Participant, whether or not otherwise vested pursuant to Section 4.1, will automatically be distributed in a single lump sum as soon as practicable thereafter.

9.

MISCELLANEOUS

9.1.

No Contract of Employment.  Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, or account, nor the payment of any benefits, shall be construed as giving any Participant or Eligible Employee, or any person whomsoever, the right to be retained in the service of the Company and all Participants and other Eligible Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

9.2.

No Impact on Terms and Conditions of Employment.  Neither the establishment of the Plan, nor any modification thereof, shall in any way vary, or in any way have any impact on, the otherwise existing terms and conditions (including, but not limited to, such terms and conditions as may be set out in any employment contract) of any Participant’s or Eligible Employee’s employment with the Company.

9.3.

Severability of Provisions.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

9.4.

Relationship to Other Benefits.  No benefits paid under the Plan to any Participant (or to any Participant’s Beneficiary) shall be taken into account in determining any benefits to which any Participant (or such Participant’s Beneficiary or any other person) may be entitled to under any pension, retirement, savings, group insurance or any other benefit plan or program sponsored or maintained by the Company.

9.5.

Heirs, Assigns and Personal Representatives.  The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and Beneficiary, present and future.

9.6.

Headings and Captions.  The headings and captions herein are provided for reference and convenience only, and shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

9.7.

Gender and Number.  Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

9.8.

Payments to Minors, etc.  Any benefit payable to or for the benefit of a minor, an incompetent or other person incapable of receipting therefore shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company with respect thereto.

9.9.

Method of Payment of Benefits.  All benefits under the Plan shall be paid in cash, check or money order only.

9.10.

Limitation on Benefits.  Benefits shall, on account of the establishment and continued maintenance of the Plan, be payable to any Participant, Beneficiary or any other person only in such amounts, and at such times, as is determined pursuant to the provisions of the Plan.

9.11.

Party Responsible for Payment of Benefits.  Allied Security Holdings LLC (or any legal successor thereto) shall be solely responsible for the payment of all benefits otherwise required to be paid under the Plan to any Participant, Beneficiary or, in accordance with the provisions of Section 6.2, any other person.  No subsidiary or affiliate of  Allied Security Holdings LLC (or any legal successor thereto) shall have any liability whatsoever for the payment of any benefits to any such persons.

9.12.

Protection of the Compensation Committee and the Plan Administrator.  To the maximum extent permitted by law,  the person or persons from time to time serving as the Plan Administrator, and the person or persons from time to time serving as the members of the Compensation Committee, shall have no personal liability for any actions taken, or failed to be taken, in connection with the administration or operation of the Plan.  The person or persons from time to time serving as the Plan Administrator, and the person or persons from time to time serving as the members of the Compensation Committee, shall be indemnified by the Company against any and all claims, loss, damages, expense and liability arising from any good faith action or failure to act under, or in connection with, the Plan, to the maximum extent permitted by law.

9.13.

Reliance by the Compensation Committee on Recommendations by the Plan Administrator.  To the extent that the Compensation Committee is permitted or required to make any determinations, make any selections or take any other actions whatsoever under the Plan, the Compensation Committee may, but in no event is required to, prior to making any such determination, making any such selection or taking any other such action, take into account any recommendations which may be made by the Plan Administrator in connection therewith.  The provisions of this Section 9.12 shall apply notwithstanding any other provision of the Plan to the contrary

9.14.

No Third Party Beneficiaries.  No person, (other than  (i) a Participant, (ii) a  Beneficiary or (ii) any person entitled to the payment of any benefits in accordance with the provisions of Section 6.2) shall have any rights or interest whatsoever in, or in connection with, the Plan.

9.15.

Governing Law.  This Plan shall, to the extent not preempted by ERISA or other Federal law, be construed according to the internal laws of the state of Delaware.

APPENDIX I

Retirement Benefit Guidelines

A participant's retirement benefit is based upon the lump sum equivalent of a hypothetical annual benefit commencing at the later of age 63 or the completion of 20 years of service.  The hypothetical annual retirement benefit is equal to 40% of the average of a participant's projected final five years of compensation.  For this purpose, compensation is defined as base salary plus the lesser of (a) 100% of the participant’s targeted bonus or (b) 50% of a participant’s base salary, and does not include any other forms of compensation.  The projected final average compensation is based upon current compensation increased at 4% per annum.  The annual contribution is equal to the amount that, assuming a 7% annual investment return, would have to be invested to accumulate the lump sum equivalent at retirement.  In fact, the actual retirement benefit will be equal to the value of the annual contributions adjusted for investment gains or losses.

(i)